Exhibit 23(a)

ALLETE 2008 Form 10-K/A

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-150681, 333-02109, 333-41882, 333-57104, 333-147965) and Form S-8 (Nos. 333-16445, 333-16463, 333-82901, 333-91348, 333-105225, 333-124455) of ALLETE, Inc. of our report dated February 13, 2009, except for the "ATC Summarized Financial Data" section of Note 5, as to which the date is February 26, 2009, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over  financial reporting, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
February 26, 2009